Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Reverse Merger

On December 21, 2016, Tokai Pharmaceuticals, Inc. (“Tokai”), a Delaware corporation, Otic Pharma, and the shareholders of Otic Pharma (each a “Seller” and collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, each Seller agreed to sell to Tokai, and Tokai agreed to purchase from each Seller, all of the ordinary and preferred shares of Otic Pharma (“Otic Pharma Shares”) owned by such Seller in exchange for the issuance of a certain number of shares of common stock of Tokai, as determined pursuant to the terms of the Share Purchase Agreement (the “Otic Transaction”). The parties amended and restated the Share Purchase Agreement on March 2, 2017.

On May 9, 2017, Tokai, Otic Pharma, and the Sellers closed the transaction contemplated by the Share Purchase Agreement, and Tokai issued to the Sellers an aggregate 4,027,693 shares of Tokai’s common stock in exchange for the Otic Pharma Shares. Following the completion of the Otic Transaction, the business being conducted by Tokai became primarily the business conducted by Otic Pharma, which is a specialty pharmaceutical company focusing on the development of ear, nose, and throat (ENT) product candidates. In connection with the Otic Transaction, the name of the surviving corporation was changed to “Novus Therapeutics, Inc.” (the “Company”).

On January 31, 2017, Tokai entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Purchasers agreed to purchase approximately $4,000,000 of the Company’s common stock through the purchase of 400,400 shares of the Company’s common stock at a price of $9.99 per share. This transaction closed on May 10, 2017.

On May 11, 2017, the Company effected a reverse split of its issued and outstanding common stock at a ratio of one-for-nine. As a result, the accompanying unaudited combined pro forma financial statements and notes give retroactive effect to the reverse split for all periods presented.

Unaudited Pro-Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of March 31, 2017 and the unaudited pro forma combined statement of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, are presented herein for illustrative purposes and is based on assumptions and adjustments that are described in the accompanying notes. Otic Pharma is considered to be the acquiring company for accounting purposes, and the transaction will be accounted for by Otic Pharma as a reverse acquisition under the acquisition method of accounting for business combinations. Assets and liabilities of Tokai will be measured at fair value and added to the assets and liabilities of Otic Pharma, and the historical results of operations of Otic Pharma will be reflected in the results of operations of the Company following the transaction. The historical financial statements of Tokai and Otic Pharma have been adjusted to give pro forma effect to events that are (1) directly attributable to the Otic Transaction and Equity Financing, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company.

The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies, or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Tokai and Otic Pharma been a combined company during the specified periods.

The unaudited pro forma combined balance sheet combines the unaudited balance sheet of Tokai and the unaudited balance sheet of Otic Pharma and gives effect to the transaction as if it had been completed on March 31, 2017. The unaudited pro forma combined statement of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 combine the historical results of Tokai and the historical results of Otic Pharma and give effect to the transaction as if it had occurred on January 1, 2016.

The unaudited pro forma combined financial statements do not purport to represent the actual financial condition or results of operations as of March 31, 2017 or any period thereafter, including the closing date of the transaction, for the combined company. The unaudited pro forma combined financial statements are based on unaudited historical financial statements of Tokai and Otic Pharma including unaudited pro forma adjustments to derive the financial condition and results of operations of the combined company on an unaudited pro forma basis.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Tokai and Otic included in the definitive proxy statement relating to the Reverse Merger between Tokai Pharmaceuticals, Inc. and Otic Pharma, Ltd., filed on March 24, 2017 with the SEC pursuant to Schedule 14(a) under the Securities Exchange Act of 1934.

Otic’s audited consolidated financial statements for the years ended December 31, 2016 and 2015 are also included in the definitive proxy statement relating to the Reverse Merger between Tokai Pharmaceuticals, Inc. and Otic Pharma, Ltd., filed on March 24, 2017 with the SEC pursuant to Schedule 14(a) under the Securities Exchange Act of 1934.

Because Otic Pharma will be treated as the accounting acquirer, Otic Pharma’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the financial statements will be those of Otic Pharma. Tokai’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of Otic Pharma after the consummation of the transaction. The unaudited pro forma combined statements of operations include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results.

The unaudited pro forma combined statements of operations do not include the impacts of any cost or other operating synergies that may result from the transaction or any related restructuring costs. The unaudited pro forma combined statements of operations do not reflect certain amounts resulting from the transaction that were determined to be of a non-recurring nature.

Unaudited Pro Forma Combined Balance Sheet

March 31, 2017

(in thousands)

	Otic	Tokai	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$591	$24,400	$4,000	A	$32,110
			3,119	B
Restricted cash	44	—	—		44
Prepaid expenses and other current assets	26	1,231	—		1,257

Total current assets	661	25,631	7,119		33,411
Property and equipment, net	27	80	—		107
Restricted cash	—	120	—		120
Goodwill	—	—	1,821	I	1,821
Other assets	15	—	—		15

Total assets	$703	$25,831	$8,940		$35,474

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$486	$276	$—		$762
Accrued expenses	340	2,143	5,418	C	7,757
			(144)	D
Convertible debt	3,447	—	(3,447)	E	—

Total current liabilities	4,273	2,419	1,827		8,519
Long-term liabilities	—	48	(48)	D	—

Total liabilities	4,273	2,467	1,779		8,519

Stockholders’ (deficit) equity:
Preferred stock	11	—	(11)	E	—
Common stock	1	23	(23)	F	31
			4	A
			23	G
			3	H
Additional paid-in capital	11,891	196,604	(196,604)	F	48,106
			3,996	A
			3,119	B
			3,749	E
			23,533	G
			(3)	H
			1,821	I
Receipts on account of Preferred A shares	291	—	(291)	E	—
Accumulated deficit	(15,764)	(173,263)	173,263	F	(21,182)
			(5,418)	C
Accumulated other comprehensive income (loss)	—	—	—	F	—

Total stockholders’ (deficit) equity	(3,570)	23,364	7,161		26,955

Total liabilities and stockholders’ (deficit) equity	$703	$25,831	$8,940		$35,474

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

Three Months Ended March 31, 2017

(in thousands, except share and per share data)

	Otic	Tokai	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	479	306	—		785
General and administrative	906	3,586	(1,610)	J	2,882

Total operating expenses	1,385	3,892	(1,610)		3,667

Loss from operations	(1,385)	(3,892)	1,610		(3,667)
Other income (expense), net	11	26	—		37

Net loss (1)	$(1,374)	$(3,866)	$1,610		$(3,630)

Net loss per share, basic and diluted	$(15.98)	$(1.54)			$(0.47)

Weighted-average common shares outstanding, basic and diluted	86,026	2,515,739	4,084,376	L	6,686,141

(1)	Otic’s historical net loss attributable to common shareholders was $246 for the three months ended March 31, 2017.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2016

(in thousands, except share and per share data)

	Otic	Tokai	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	3,191	25,024	—		28,215
General and administrative	1,937	13,099	(675)	J	14,361

Total operating expenses	5,128	38,123	(675)		42,576

Loss from operations	(5,128)	(38,123)	675		(42,576)
Other income (expense), net	(527)	164	517	K	154

Net loss (1)	$(5,655)	$(37,959)	$1,192		$(42,422)

Net loss per share, basic and diluted	$(70.83)	$(15.09)			$(6.42)

Weighted-average common shares outstanding, basic and diluted	79,835	2,514,960	4,010,214	L	6,605,009

(1)	Otic’s historical net loss attributable to common shareholders was $941 for the year ended December 31, 2016.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Information

1. Description of the Transactions and Basis of Presentation

Description of the Otic Transaction

On December 21, 2016, Tokai Pharmaceuticals, Inc. (“Tokai”), Otic Pharma, Ltd., a private limited company organized under the laws of the State of Israel (“Otic”), and the shareholders of Otic named therein (the “Selling Shareholders”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Share Purchase Agreement, each Selling Shareholder agreed to sell to Tokai, and Tokai agreed to purchase from each Selling Shareholder, all of the ordinary and preferred shares of Otic (the “Otic Shares”) owned by such Selling Shareholder (the “Otic Transaction”).

Upon the terms and subject to the conditions set forth in the Share Purchase Agreement, as amended and restated on March 2, 2017, by and among Tokai, Otic, and the shareholders of Otic, Tokai acquired all of the ordinary and preferred shares of Otic in exchange for the issuance to the Sellers of a specified number of shares of Tokai common stock and assumed all outstanding share options and warrants of Otic.

Under the Share Purchase Agreement, Tokai issued an aggregate of 4,027,693 shares of its common stock to the Sellers and to the holders of warrants and options of Otic upon the exercise of such options and warrants, which shares were allocated among the Otic equity holders in accordance with the Articles of Association of Otic and the share incentive plan of Otic based on the average closing price of the Tokai common stock on the NASDAQ Global Market over the twenty trading days ending the third trading day prior to the closing of the Otic Transaction.

Description of the Equity Financing

In connection with the Otic Transaction, Tokai entered into the Tokai Stock Purchase Agreement dated January 31, 2017 with Otic and certain purchasers set forth therein pursuant to which the purchasers agreed to purchase 400,400 shares of Tokai common stock at a price of $9.99 per share. All of the purchasers under the Tokai Stock Purchase Agreement were either existing shareholders or employees of Otic. The Tokai Stock Purchase Agreement provided that the purchase and sale of the Tokai common stock occurred immediately following the closing of the Otic Transaction. After giving effect to the issuance of 400,400 shares of Tokai common stock in the Equity Financing, the shareholders of Otic hold approximately 64% of the Tokai common stock.

Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (SEC) and are intended to show how the transaction might have affected the historical financial statements if the transaction had been completed on January 1, 2016 for the purposes of the statement of operations, and as of March 31, 2017 for purposes of the balance sheet. Based on the terms of the Merger, Otic Pharma is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Tokai will be recorded as of the Merger closing date at their estimated fair values.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following completion of the transaction, the assumptions and estimates set forth in the unaudited pro forma combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following completion of the transaction. There can be no assurances that these additional analyses and will not result in material changes to the estimates of fair value.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 combine the audited historical statements of operations and comprehensive loss of Tokai and Otic Pharma for their respective three months ended March 31, 2017 and year ended December 31, 2016 and give pro forma effect to the Merger as if it had been completed on January 1, 2016.

Tokai and Otic did not record any income tax benefits for the net losses incurred and tax credits earned during the year ended December 31, 2016 due to the uncertainty of realizing a benefit from those items. Each company maintains a full valuation allowance on its net deferred tax assets. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments described in Note 3.

2. Purchase Price

The Company has concluded that the transaction is a business combination pursuant to ASC 805 Business Combinations. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Tokai based on their estimated fair values as of the Otic Transaction closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assume, if any, is allocated to goodwill.

The allocation of the estimated purchase price to the acquired assets and liabilities assumed of Tokai, based on their estimated fair values as of March 31, 2017, is as follows (in thousands):

Cash, cash equivalents and marketable securities	$24,400
Other assets	1,351
Property and equipment	80
Goodwill	1,821
Accounts payable, accrued expenses and other liabilities	(2,467)

Net assets acquired	$25,185

3. Pro Forma Adjustments

The unaudited pro forma combined financial information includes pro forma adjustments that are (1) directly attributable to the Otic Transaction and Equity Financing, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments reflecting the completion of the transaction are based upon the preliminary accounting analysis conclusion that the transaction should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.	To reflect proceeds of $4.0 million from the purchase of 400,400 shares of Tokai common stock at a price of $9.99 per share pursuant to the Equity Financing entered into in connection with the Otic Transaction.

B.	To reflect proceeds of $3.1 million from the exercise of outstanding Otic warrants prior to the closing of the Otic Transaction.

C.	To reflect accrued liabilities that are directly attributable to the closing of the Otic Transaction, including approximately $2.1 million in employee severance and change-in-control obligations for Tokai employees that will be reflected in the Otic statements of operations following the closing of the Otic Transaction, and estimated transaction costs to complete the Otic Transaction of approximately $1.6 million and $1.7 million for Tokai and Otic, respectively, principally consisting of banker fees, legal expenses, and auditor and printer fees to be incurred by Otic and Tokai. These pro forma adjustments are not reflected in the unaudited pro forma combined statements of operations as these amounts are not expected to have a continuing impact on the operating results of the combined company.

D.	To reflect the removal of Tokai deferred rent as a result of the acquisition method of accounting.

E.	To reflect the conversion of (1) all outstanding Otic preferred shares into ordinary shares of Otic, (2) all amounts outstanding under Otic’s convertible loan agreement into Preferred C shares of Otic and their subsequent conversion into common shares of Otic, and (3) receipts on account of Preferred A shares into common shares of Otic, each occurring prior to the closing of the Otic Transaction (see Note 3).

F.	To reflect the elimination of Tokai’s historical stockholders’ equity.

G.	To reflect the estimated purchase consideration transferred to Tokai stockholders.

H.	To reflect an increase in the par value of common stock based on the par value of Tokai common stock to be issued to Otic shareholders in connection with the Otic Transaction, as follows (dollar amounts in thousands, except per share amounts):

Shares of Tokai common stock issued to Otic shareholders upon close of the Otic Transaction (see Note 3)	4,027,693
Multiplied by the par value per share of Tokai common stock	$0.001

Par value of Tokai common stock issued to Otic shareholders	$4
Less historical par value of Otic ordinary shares	(1)

Net pro forma adjustment to common stock	$3

I.	To reflect the goodwill recognized as a result of the Otic Transaction.

J.	To reflect the elimination of transaction costs incurred during the period. These amounts have been eliminated on a pro forma basis as they are not expected to have a continuing effect on the operating results of the combined company.

K.	To reflect the elimination of other expense recorded in Otic’s historical statement of operations for the periods presented related to a fair value adjustment for amounts outstanding under Otic’s convertible loan agreement. The unaudited pro forma combined statement of operations for the year ended December 31, 2016 assumes that the conversion of all amounts outstanding under the loan agreement had occurred on the issuance date of the related note, July 11, 2016.

L.	To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of Tokai common stock in connection with the Otic Transaction and Equity Financing:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Pro forma Otic weighted-average shares outstanding for the period	3,770,002	3,688,870
Tokai common shares outstanding upon closing of the Otic Transaction	2,515,739	2,515,739
Tokai common shares issued pursuant to the Equity Financing	400,400	400,400

Pro forma combined weighted-average common shares outstanding for the period	6,686,141	6,605,009